EXHIBIT 10.3

LOFTON PLACE APARTMENTS

TAMPA, FLORIDA

SECOND AMENDMENT TO REAL ESTATE SALE AGREEMENT

THIS SECOND AMENDMENT TO REAL ESTATE SALE AGREEMENT (this “Amendment”) is made as of the 6th day of August, 2009, by and between ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership (“Seller”), with an office at c/o Equity Residential, Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, and NORTHVIEW REALTY GROUP INC., a Canadian corporation (“Purchaser”), with an office at 550 Sherbrook, Suite 1480, Montreal, OC Canada H3A 1B9.

RECITALS

A.    Seller and Purchaser entered into a Real Estate Sale Agreement dated as of June 8, 2009, as amended by that certain Reinstatement of and First Amendment to Real Estate Sale Agreement dated as of July 23, 2009 (collectively, the “Agreement”), pursuant to which Seller agreed to sell to Purchaser, and Purchaser agreed to buy from Seller the Property (as defined in the Agreement).

B.    Seller and Purchaser have agreed to modify the terms of the Agreement as set forth in this Amendment.

THEREFORE, in consideration of the above Recitals, the mutual covenants and agreements herein set forth and the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

1.    Incorporation of Recitals; Definitions. The foregoing recitals are incorporated herein as a substantive part of this Amendment. Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Agreement. Section numbers refer to the corresponding section numbers in the Agreement.

2.    Purchase Price. Seller and Purchaser hereby agree to amend the Agreement to delete the first sentence of Section 2 of the Agreement and substitute the following therefore:

“The total consideration to be paid by Purchaser to Seller for the Property is Sixteen Million and No/100ths Dollars ($16,000,000.00) (the “Purchase Price”).”

3.    Review Period. Purchaser hereby acknowledges and confirms that the Review Period has expired, that Purchaser has inspected, and is satisfied with, the physical condition of the Property and, therefore, Purchaser hereby waives its right to terminate the Agreement as set forth in Section 8.1.1 of the Agreement. Purchaser hereby acknowledges and confirms that Purchaser has reviewed, and is satisfied with, the condition of the Title Commitment and the title exception documents and, therefore, Purchaser hereby waives its right to terminate the Agreement as set forth in Section 3.3 of the Agreement based upon the condition of the Title Commitment or title exception documents. Purchaser has reviewed the Updated Survey but is waiting to receive certain zoning information with respect to matters raised on the Updated Survey. Seller hereby agrees that Purchaser shall have until 5:00 p.m. (Chicago time) on August 11, 2009 to receive said zoning information and to satisfy itself as and the condition of the Updated Survey. If Purchaser determines that the Updated Survey is unsatisfactory based on said zoning information and so notifies Seller in writing within the aforesaid time period, the Earnest Money shall be returned to Purchaser, at which time this Agreement shall be null and void and neither party shall have any further rights or obligations under this Agreement except those which expressly survive termination. Purchaser’s failure to terminate this Agreement pursuant to the foregoing sentence shall be conclusively deemed a waiver by Purchaser of the condition contained in this Section 3.

4.    Effectiveness of Agreement. Except as modified by this Amendment, all the terms of the Agreement shall remain unchanged and in full force and effect.

5.    Counterparts. This Amendment may be executed and delivered in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument. Handwritten signatures to this Amendment transmitted by telecopy or electronic transmission (for example, through use of a Portable Document Format or “PDF” file) shall be valid and effective to bind the party so signing.

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Amendment as of the date first above written.

SELLER:

ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership,

By:	Equity Residential, a Maryland real estate investment trust, its general partner

	By:	/s/ Jason Babcock
	Name:	Jason Babcock
	Its:	Vice President

PURCHASER:

NORTHVIEW REALTY GROUP INC., a Canadian corporation

By:	/s/ Doug Reim
Name:	Doug Reim
Its:	Principal